Exhibit 99.1

Farmer Brothers Coffee Reports Fourth Quarter and Full Year Fiscal 2025 Financial Results
Fiscal year 2025 gross margin increase of 420 basis points year-over-year to 43.5%
Reported full year net loss of $14.5 million, increase in year-over-year adjusted EBITDA1 of more than $14 million
Fiscal 2025 net sales of $342.3 million
Fort Worth, Texas, Sept. 11, 2025 – Farmer Brothers Coffee Co. (NASDAQ: FARM), a leading roaster, wholesaler and distributor of coffee, tea and allied products, announced today its fourth quarter and full year fiscal 2025 financial results for the period ended June 30, 2025. The company filed its Form 10-K, which will be posted on the Investor Relations section of its website after the close of market on Thursday, Sept. 11.
“Fiscal 2025 was a year of significant improvement for Farmer Brothers despite significant market headwinds. We realized substantial operational and financial improvement, including gross margins above 43%, a more than $14 million year-over-year improvement in adjusted EBITDA, continued decreases in overall SG&A expenses and significantly paid down debt” said President and Chief Executive Officer John Moore. “Although we do expect challenging market conditions to continue throughout fiscal 2026, we believe the changes we have made over recent years has created a strong foundation from which we can grow. We remain committed to driving top-line revenue growth, increasing overall coffee volumes and strengthening our customer retention efforts as we focus on delivering long-term value in fiscal 2026 and beyond.”
Fiscal 2025 business highlights
•Enhanced the company’s leadership team with the addition of Vice President of Sales Brian Miller and promotion of Travis Young to vice president of field operations.
•Completed the company’s brand pyramid and coffee SKU rationalization initiatives, removing redundancies, enhancing operational efficiencies, reducing costs and improving procurement and inventory management capabilities.
•Launched new specialty coffee brand, Sum>One Coffee Roasters.
•Upgraded technology infrastructure to enhance digital marketing efforts, customer service and behavior tracking and inventory management capabilities.
•Formed a strategy committee to evaluate a broad range of potential strategic alternatives aimed at maximizing shareholder value.
Fourth quarter fiscal 2025 financial results
•Net sales were $85.1 million in the fourth quarter of fiscal 2025, an increase of $745,000, or 1%, compared to the fourth quarter of fiscal 2024.
•Gross profit was $38.3 million, or 44.9%, during the fourth quarter of fiscal 2025, compared to gross profit of $32.8 million, or 38.8%, in the fourth quarter of fiscal 2024.
•Operating expenses were $34.3 million in the fourth quarter of fiscal 2025 compared to $36.9 million in the fourth quarter of fiscal 2024. The $2.6 million decrease was driven by a $1.4 million decrease in selling and general and administrative expenses and a $1.2 million increase in net gain from the sale of assets due primarily to branch sales in each period.
•Net loss for the fourth quarter of fiscal 2025 was $4.7 million, compared to a net loss of $4.6 million for the fourth quarter of fiscal 2024. The $4.7 million net loss for the fourth quarter of fiscal 2025 included a $7.7 million loss related to pension settlement and $2.3 million of net gain from the sale of assets. The $4.6 million net loss for the fourth quarter of fiscal 2024 included a $1.1 million net gain from the sale of assets.
•Adjusted EBITDA was $5.8 million for the fourth quarter of fiscal 2025, an increase of $7.4 million, compared to the fourth quarter of fiscal 2024.
Full year fiscal 2025 financial results
•Net sales for fiscal 2025 were $342.3 million, an increase of $1.2 million, or 0.3%, compared to fiscal 2024.
•Gross profit for fiscal 2025 was $148.9 million, an increase of $15 million, or 11.2%, compared to fiscal 2024. Gross margins increased 420 basis points in fiscal 2025 to 43.5%, compared to 39.3% in fiscal 2024.
•Operating expenses were $150.4 million in fiscal 2025 compared to $136.1 million in fiscal 2024. The $14.3 million increase was primarily driven by a $20.2 million decrease in net gains related to asset disposals as there were fewer
1Adjusted EBITDA is a non-GAAP measure. Please refer to "Non-GAAP Financial Measures" below for an explanation and reconciliation of Adjusted EBITDA and other related non-GAAP measures to comparable GAAP measures.

branch sales in fiscal 2025. Excluding net gains/losses related to asset disposals, operating expenses decreased $6 million.
•Net loss for fiscal 2025 was $14.5 million, compared to a net loss of $3.9 million in fiscal 2024. Fiscal 2025 included a loss of $7.7 million related to pension settlement and $3.3 million associated with net loss from the sale of assets. The $3.9 million net loss in fiscal 2024 included a $16.9 million net gain from the sale of assets.
•Adjusted EBITDA was $14.8 million for fiscal 2025, an increase of $14.3 million, compared to fiscal 2024.
Balance Sheet and Liquidity
As of June 30, 2025, the company had $6.8 million of unrestricted cash and cash equivalents, $14.3 million in outstanding borrowings and $32.6 million of borrowing availability under its revolving credit facility.
Investor Conference Call
Farmer Brothers will publish its fourth quarter and full year fiscal 2025 financial results for the period ended June 30, 2025 with the filing of its 10-K and the issuing of its earnings results release, both of which will be posted on the Investor Relations Section of its website after the close of market on Thursday, Sept. 11.
The company will also host an audio-only investor conference call and webcast at 5 p.m. Eastern on Thursday, Sept. 11 to provide a review of the quarter and full fiscal year, as well as a business update. An audio-only replay of the webcast will be archived for at least 30 days on the Investor Relations Section of farmerbros.com and will be available approximately two hours after the end of the live webcast.
About Farmer Brothers
Founded in 1912, Farmer Brothers Coffee Co. is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The company’s product lines include organic, Direct Trade and sustainably produced coffee, as well as tea, cappuccino mixes, spices and baking/biscuit mixes.
Farmer Brothers Coffee Co. delivers extensive beverage planning services and culinary products to a wide variety of U.S.-based customers, ranging from small independent restaurants and foodservice operators to large institutional buyers, such as restaurant, department and convenience store chains, hotels, casinos, healthcare facilities and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products and foodservice distributors. The company’s primary brands include Farmer Brothers, Boyd’s Coffee, SUM>ONE Coffee Roasters, West Coast Coffee, Cain’s and China Mist. You can learn more at farmerbros.com.
Forward-looking Statements
This press release and other documents we file with the Securities and Exchange Commission (the “SEC”) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. These forward-looking statements can be identified by the use of words, like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in this press release and Part I, Item 1A. Risk Factors as well as Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on Sept. 12, 2024, as amended by the Amendment No. 1 on Form 10-K/A filed with the SEC on Oct. 25, 2024 (as amended, the 2024 Form 10-K), and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended Sept. 30, 2024, Dec. 31, 2024 and March 31, 2025, as well as those discussed elsewhere in this press release and other factors described from time to time in our filings with the SEC.
Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, severe weather, levels of consumer confidence in national and local economic business conditions, developments related to pricing cycles and volumes, the impact of labor market shortages, the increase of costs due to inflation, an economic downturn caused by any pandemic, epidemic or other disease outbreak, the success of our turnaround strategy, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, our ability to meet financial covenant requirements in our credit facility, which could impact, among other things, our liquidity, the relative effectiveness of compensation-based employee incentives in causing improvements in our performance, the capacity to meet the demands of our customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success in retaining and/or attracting qualified employees, our success in adapting to technology and new commerce channels, the effect of the capital markets, as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price and interest rate risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, including any effects from inflation, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks, uncertainties and assumptions described in the 2024 Form 10-K, our Quarterly Reports on Form 10-Q for the fiscal quarters ended Sept. 30, 2024, Dec. 31, 2024 and March 31, 2025, and other factors described from time to time in our filings with the SEC.
Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.

Investor Relations and Media Contact
Brandi Wessel
Director of Communications
405-885-5176
bwessel@farmerbros.com

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
Net sales	$85,141	$84,396	$342,281	$341,094
Cost of goods sold	46,891	51,630	193,371	207,201
Gross profit	38,250	32,766	148,910	133,893
Selling expenses	26,659	28,401	107,749	111,371
General and administrative expenses	9,938	9,583	39,275	41,649
Net (gains) losses on disposal of assets	(2,260)	(1,071)	3,347	(16,877)
Operating expenses	34,337	36,913	150,371	136,143
Income (loss) from operations	3,913	(4,147)	(1,461)	(2,250)
Other (expense) income:
Interest expense	(1,837)	(1,857)	(7,480)	(7,835)
Pension settlement charge	(7,726)	—	(7,726)	—
Other, net	780	1,394	2,267	6,224
Total other expense	(8,783)	(463)	(12,939)	(1,611)
Loss from operations before taxes	(4,870)	(4,610)	(14,400)	(3,861)
Income tax (benefit) expense	(123)	(18)	116	14
Net loss	$(4,747)	$(4,592)	$(14,516)	$(3,875)
Net Loss available to common stockholders per common share, basic and diluted	$(0.22)	$(0.22)	$(0.68)	$(0.19)
Weighted average common shares outstanding—basic and diluted	21,556,717	20,793,956	21,394,543	20,873,266

FARMER BROS. CO.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	June 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$6,796	$5,830
Restricted cash	178	175
Accounts and notes receivable, net of allowance for credit losses of $650 and $710, respectively	24,758	35,147
Inventories	49,839	57,230
Short-term derivative assets	—	11
Prepaid expenses	3,975	4,236
Assets held for sale	—	352
Total current assets	85,546	102,981
Property, plant and equipment, net	27,845	34,002
Intangible assets, net	9,033	11,233
Right-of-use operating lease assets	38,347	35,241
Other assets	461	1,756
Total assets	$161,232	$185,213
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	37,669	48,478
Accrued payroll expenses	12,692	10,782
Right-of-use operating lease liabilities - current	16,773	14,046
Short-term derivative liability	—	730
Other current liabilities	3,893	2,997
Total current liabilities	71,027	77,033
Long-term borrowings under revolving credit facility	14,300	23,300
Accrued pension liabilities	7,322	12,287
Accrued postretirement benefits	—	789
Accrued workers’ compensation liabilities	2,619	2,378
Right-of-use operating lease liabilities	22,195	21,766
Other long-term liabilities	221	2,111
Total liabilities	$117,684	$139,664
Commitments and contingencies (Note 18)
Stockholders’ equity:
Common stock, $1.00 par value, 50,000,000 shares authorized; 21,560,985 and 21,264,327 shares issued and outstanding at June 30, 2025 and 2024, respectively	21,561	21,265
Additional paid-in capital	81,666	79,963
Accumulated deficit	(44,870)	(30,354)
Accumulated other comprehensive loss	(14,809)	(25,325)
Total stockholders’ equity	$43,548	$45,549
Total liabilities and stockholders’ equity	$161,232	$185,213

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Years Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(14,516)	$(3,875)
Net cash provided by (used in) operating activities
Depreciation and amortization	11,448	11,588
Postretirement benefits and pension settlement cost	7,726	—
Net losses (gains) on disposal of assets	2,547	(18,091)
Net losses on derivative instruments	3,498	113
Share-based compensation expense	1,999	3,806
Provision for credit losses	356	748
Change in operating assets and liabilities:
Accounts receivable, net	10,833	10,448
Inventories	7,391	(7,954)
Derivative assets, net	(6,035)	565
Other assets	1,589	2,335
Accounts payable	(10,724)	(11,777)
Accrued expenses and other	(15)	(2,053)
Net cash provided by (used in) operating activities	$16,097	$(14,147)
Cash flows from investing activities:
Sale of business	(800)	(1,214)
Purchases of property, plant and equipment	(9,591)	(13,843)
Proceeds from sales of property, plant and equipment	4,489	29,780
Net cash (used in) provided by investing activities	$(5,902)	$14,723
Cash flows from financing activities:
Proceeds from Credit Facilities	8,000	6,279
Repayments on Credit Facilities	(17,000)	(6,000)
Payment of financing costs	(33)	(76)
Payments of finance lease obligations	(193)	(193)
Net cash (used in) provided by financing activities	$(9,226)	$10
Net increase in cash and cash equivalents and restricted cash	$969	$586
Cash and cash equivalents and restricted cash at beginning of period	$6,005	$5,419
Cash and cash equivalents and restricted cash at end of period	$6,974	$6,005

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,358	$2,803
Cash paid for income taxes	152	164
Supplemental disclosure of non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	85	167
Right-of-use assets obtained in exchange for new operating lease liabilities	21,407	13,508
Non-cash issuance of 401(K) common stock	—	595

Non-GAAP Financial Measures
Non-GAAP Financial Measures
In addition to net loss determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“EBITDA” is defined as loss from continuing operations excluding the impact of:
•income tax expense (benefit);
•interest expense; and
•depreciation and amortization expense.
“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.
“Adjusted EBITDA” is defined as loss from continuing operations excluding the impact of:
•income tax expense (benefit);
•interest expense;
•depreciation and amortization expense;
•401(k) and share-based compensation expense;
•net gains from sales of assets;
•severance costs;
•pension settlement charge;
•strategic initiatives; and
•loss related to sale of business.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
For purposes of calculating EBITDA and EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, we have excluded the impact of interest expense resulting from non-cash pretax pension and postretirement benefits. For purposes of calculating Adjusted EBITDA and Adjusted EBITDA Margin, we are also excluding the impact of severance and the loss related to sale of business as these items are not reflective of our ongoing operating results.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets.
We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. This calculation is for continuing operations only.
Set forth below is a reconciliation of loss from continuing operations to EBITDA (non-GAAP):

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Net loss	$(4,747)	$(4,592)	$(14,516)	$(3,875)
Income tax (benefit) expense	(123)	(18)	116	14
Interest expense (1)	658	657	2,571	2,991
Depreciation and amortization expense	2,793	2,913	11,448	11,588
EBITDA	$(1,419)	$(1,040)	$(381)	$10,718
EBITDA Margin	(1.7)%	(1.2)%	(0.1)%	3.1%
____________
(1)Excludes interest expense related to pension plans and postretirement benefits.

Set forth below is a reconciliation of loss from continuing operations to Adjusted EBITDA (non-GAAP):

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Net loss	$(4,747)	$(4,592)	$(14,516)	$(3,875)
Income tax (benefit) expense	(123)	(18)	116	14
Interest expense (1)	658	657	2,571	2,991
Depreciation and amortization expense	2,793	2,913	11,448	11,588
401(k) and share-based compensation expense	445	438	1,999	3,762
Net (gains) losses on disposal of assets	(2,260)	(1,071)	2,547	(18,091)
Pension settlement charge	7,726	—	7,726	—
Loss related to sale of business (2)	—	—	800	1,214
Severance costs	1,028	99	1,882	2,955
Strategic initiative costs (3)	259	—	259	—
Adjusted EBITDA	$5,779	$(1,574)	$14,832	$558
Adjusted EBITDA Margin	6.8%	(1.9)%	4.3%	0.2%
____________
(1) Excludes interest expense related to pension plans and postretirement benefits.
(2) Result related to the divestiture of Direct Ship business which includes the impact of working capital and other adjustments.
(3) Cost related to Strategic Initiative of the Company